UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 2, 2008 (December 31, 2007)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On December 31, 2007, Mr. Jason C. Lindsey resigned, effective immediately, from his positions as President, Chief Operating Officer (principal operating officer) and a member of the Board of Directors of Overstock.com, Inc. (the “Company”).  Mr. Lindsey intends to spend more time with his family, but also intends to remain a part-time employee of the Company and to work on special projects as requested from time to time by the Company.  Copies of a press release issued by the Company regarding Mr. Lindsey’s resignation and of Mr. Lindsey’s letter of resignation are furnished herewith.  Mr. Lindsey’s principal duties will revert to the Company’s Chief Executive Officer, Patrick M. Byrne.  The information required by Item 5.02(c) of Form 8-K regarding Mr. Byrne is contained in the Company’s definitive proxy statement for the 2007 annual meeting of stockholders and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.	99.1	Press release issued January 2, 2008

		99.2	Letter from Mr. Jason C. Lindsey dated December 31, 2007

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those contemplated by any such forward-looking statements.  There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Descriptions of the material risks the Company faces and additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date:	January 2, 2008